EXHIBIT 99.1

[LOGO OF RADYNE]

                       RADYNE APPOINTS MYRON WAGNER AS COO

PHOENIX, AZ - January 17, 2006 Radyne Corporation (NASDAQ: RADN) announced today that Carl Myron Wagner will join the Company as President and Chief Operating Officer. Myron will assume his new position on January 30, 2006. In addition, Myron will become a candidate for the title of CEO.

Wagner, 50, most recently was employed with General Dynamics where he served as Vice President and Director of Engineering for the Space and National Systems Division since 2004. Prior to joining General Dynamics, Wagner served as the Vice President and General Manager of Motorola's Instant Communications Strategic Business Unit where he was responsible for the launch of Motorola's "Push to Talk" cellular products. Previously, Mr. Wagner was responsible for the development of cellular interoperability, fixed wireless, and broadband satellite systems.

"We are delighted that Myron is joining Radyne," said Bob Fitting, Radyne's CEO. "His proven record of business leadership and successful technology development will reinforce our strong capabilities in creating, developing and manufacturing products that meet our customers' needs."

"I am confident that Myron will contribute to Radyne's success and generate results that benefit our customers, employees and shareholders," continued Fitting.

Brian Duggan, who has served as Radyne's President and COO, will assume new responsibilities as the President and General Manager of the rapidly growing Tiernan HDTV business.

"We are very appreciative of Brian's hard work and want to apply his talents to one of the most important parts of our firm," said Fitting. "Brian's dedication to and understanding of the HDTV business made his appointment a natural fit. We believe that there is tremendous growth and potential for Radyne in this business."

Also, Radyne announced that Bob Fitting has agreed to a one year extension of his contract to December 31, 2006. Further details of Mr. Fitting's and Mr. Wagner's contracts are contained in the Form 8K filed today by the Company with the Securities and Exchange Commission (SEC).

ABOUT RADYNE CORPORATION

Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, Arizona and San Diego, and Santa Clara, California and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com. Additional information on Xicom is available at www.xicomtech.com.

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Safe Harbor Paragraph for Forward-Looking Statements

This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Radyne Corporation's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation our belief that Myron Wagner will contribute to the operational or financial success of the firm, that Mr. Wagner will be a candidate to become CEO, or that the HDTV business will continue to grow and increase Radyne sales and profitability.

Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to:

o Prospects of the international markets and global economy given that Radyne Corporation depends heavily on international sales.
o A downturn in the evolving telecommunications, television broadcast and Internet industries.
o Risk factors and cautionary statements made in Radyne Corporation's Annual Report on Form 10-K for the period ended December 31, 2004 and in its Quarterly Report of Form 10-Q for the period ended September 30, 2005.
o The effect that acts of international terrorism may have on Radyne Corporation's ability to ship products abroad.
o Other factors that Radyne Corporation is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements.

Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620